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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (on Forms S-8: No. 33-47234, No. 33-48578, No. 33-82826, No. 33-87338, No. 33-
90992, No. 33-62921, No. 33-98724, No. 33-99882, No. 333-9017 and No. 333-9031;
on Form S-3, No. 333-4012 and on Form S-4, No. 333-15497) of First Data Corporation of our report dated January 27, 1995 (relating to the consolidated financial statements and schedule of First Financial Management Corporation for the year ended December 31, 1994, which are not presented separately) in this Annual Report on Form 10-K of First Data Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Atlanta, Georgia
March 18, 1997